Exhibit 99.1

McEwen Mining: Grey Fox is Bulking Up!

Indicated Resources Increase by 102,000 oz (22%) to 567,000 oz at 7.10 g/t Gold

TORONTO, July 25, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the growth of its Grey Fox deposit Indicated resource estimate by 22% and Inferred resource estimate by 35%, as a result of a new geological and structural interpretation of the 147 Zone, and an initial resource estimate for 147NE. MUX keeps advancing with a major exploration program and expects to be generating a stream of updates throughout the balance of the year.

The Grey Fox deposit resources are contained in three zones that are referred to as: 147, Contact, and South (see Figure 1). A total of 70 additional drill holes have been completed in this area since the previous resource estimate in October 2017. The 147NE zone was discovered in 2018 and currently extends from surface to a depth of 250 m and over 250 m along strike.

Highlights of the updated resource estimate include:

•                  The Grey Fox deposit resource estimate is now 567,000 gold ounces at a grade of 7.10 grams per tonne (g/t) in the Indicated category, with an additional 135,000 gold ounces at a grade of 6.19 g/t in the Inferred category; an increase in gold ounces of 22% and 35%, respectively (see Tables 1 & 2);

•                  The 147 Zone (including 147 Main and 147NE) resource estimate is now 369,000 gold ounces at a grade of 8.10 g/t in the Indicated category, with an additional 53,000 gold ounces at a grade of 5.59 g/t in the Inferred category.

•                  Recent exploration drilling highlights from 147NE include: 33.0 g/t gold over 3.14 meters (m); 95.2 g/t gold over 0.82 m; 47.4 g/t gold over 1.08 m; 23.0 g/t gold over 1.80 m; and 3.4 g/t gold over 36.8 m (see July 10, 2019 news release). It is significant that mineralization widens up to 36 meters in areas where structures intersect.

•                  A study is underway to evaluate the economics of mining the Grey Fox deposit via a central underground ramp system.

Sylvain Guerard, Senior VP Exploration for McEwen Mining said, “The highest grades and best widths of mineralization at Grey Fox are concentrated at the intersections of NE-SW trending structure and favorable iron rich host rocks. This has been an important geological observation because we believe there are numerous other similar targets on our property that will be tested this year.”

Geological Explanation

Gold mineralization at Grey Fox is strongly controlled by sets of NE-SW trending structures (solid black lines on Figure 2) where they intersect the N-S trending host rocks (shaded green). At these intersections, gold grades and widths increase significantly to create mineralized shoots. Visible gold is often observed in these high-grade shoots. Drilling is currently testing the 147NE shoot at depth (yellow star), and upcoming drilling is planned in target areas with potential for similar mineralization (blue dashed ovals).

Economic Assessment

We expect that this larger resource estimate will enhance the economic viability of the Grey Fox deposit. MUX has initiated economic assessments of both satellite deposits that exist on the Black Fox property, the Froome and the Grey Fox deposits. Preliminary results regarding the economics and potential development plans of these deposits will be presented later in Q3.

Table 1: Mineral Resource Estimate, Grey Fox Deposit, July 2, 2019

		Cut-off Grade Gold (g/t)	Quantity (‘000 tonnes)	Gold Grade (g/t)	Contained Gold (ounces)
Indicated Mineral Resource
Underground	Contact Zone	3.60	773	5.88	146,000
	147 Zone including:	3.60	1,416	8.10	369,000
	147 Main	3.60	1,281	8.38	345,000
	147 NE	3.60	135	5.48	24,000
	South Zone	3.60	296	5.48	52,000
Total Indicated		3.60	2,485	7.10	567,000
Inferred Mineral Resource
Underground	Contact Zone	3.60	326	6.84	72,000
	147 Zone including:	3.60	296	5.59	53,000
	147 Main	3.60	134	5.57	24,000
	147NE	3.60	162	5.56	29,000
	South Zone	3.60	56	5.40	10,000
Total Inferred		3.60	678	6.19	135,000

Table 2: Mineral Resource Estimate, Grey Fox Deposit, October 31, 2017 (previous estimate)

		Cut-off Grade Gold (g/t)	Quantity (‘000 tonnes)	Gold Grade (g/t)	Contained Gold (ounces)
Indicated Mineral Resource
Underground	Contact Zone	3.60	782	5.91	149,000
	147 Main	3.60	1,096	7.49	264,000
	South Zone	3.60	298	5.48	53,000
Total Indicated		3.60	2,177	6.64	465,000
Inferred Mineral Resource
Underground	Contact Zone	3.60	302	7.12	69,000
	147 Main	3.60	95	6.74	20,000
	South Zone	3.60	56	5.40	10,000
Total Inferred		3.60	453	6.83	100,000

The updated and new resource estimates presented here are based on domain-constrained wireframes that used detailed structural interpretations from MUX’s recent oriented core drill program, as well as detailed logging of the drill core. Geostatistical analysis of the data included compositing samples, grade capping and variography for the remodeled zones. A total of 7,657 samples was sent for specific gravity determination at ALS Chemex labs. Incorporation of these new values into the lithological and mineralogical domains have improved the density and tonnage estimates for the 147 Zone and have also slightly modified the tonnages at Contact and South zones; block model grades in these locations remain the same.

Figure 1: Grey Fox Deposit Location at Black Fox Property

Figure 2: Grey Fox Resource Block Model (projected to surface) and Key Geologic Controls

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

QUALIFIED PERSON

The mineral resource statement for the Grey Fox 147 zone contained in this news release has been prepared by Dan Downton, P.Geo., McEwen Mining Senior Resource Geologist under the supervision of Luke Willis, P.Geo. McEwen Mining’s Director of Resource Modelling.  Mr. Willis is a “qualified person” within the meaning of NI 43-101.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining Inc. is required to prepare reports under the Securities Exchange Act of 1934 and the Canadian Securities Administrators’ National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”), under the Canadian securities laws because we are listed on the Toronto Stock Exchange (“TSX”) and subject to Canadian securities laws. Standards under NI 43-101 are materially different than the standards generally permitted in reports filed with the United States (“U.S.”) Securities and Exchange Commission (“SEC”).

Under NI 43-101, we report measured, indicated and inferred resources, which are measurements that are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves under Industry Guide 7. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be legally or economically mined.

Canadian regulations permit the disclosure of resources in terms of “contained ounces” provided that the tonnes and grade for each resource are also disclosed; however, the SEC only permits issuers to report “mineralized material” in tonnage and average grade without reference to contained ounces. Under U.S. regulations, the tonnage and average grade described herein disseminated by us would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 Mihaela Iancu ext. 320 info@mcewenmining.com

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